Page 5 of 44 Pages
                                                                     EXHIBIT 2.1

                                                                  Execution Copy






                            ASSET PURCHASE AGREEMENT

                                 by and between

                           CHAMPION MOTOR COACH, INC.
                             a Michigan corporation,


                                       and

                              THOR INDUSTRIES, INC.
                             a Delaware corporation,





                            Dated: December 23, 1997

                                                              Page 6 of 44 Pages

                            ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE 1.           SALE OF PURCHASED ASSETS; PURCHASE PRICE; CLOSING.....  1

         1.1.        Purchase and Sale of Assets...........................  1
         1.2.        Purchased Assets; Excluded Assets.....................  1
         1.3.        Liabilities of Seller.................................  4
         1.4.        Purchase Price; Allocation............................  6
         1.5.        Closing...............................................  9
         1.6.        Further Assurances, Post-Closing Cooperation..........  9

ARTICLE 2.           REPRESENTATIONS AND WARRANTIES OF SELLER.............. 10
         2.1.        Corporate Existence................................... 10
         2.2.        Authority............................................. 10
         2.3.        Consents and Approvals; No Violation.................. 10
         2.4.        Legal Proceedings..................................... 10
         2.5.        Tax Matters........................................... 11
         2.6.        Title to Property..................................... 11
         2.7.        Brokers............................................... 11
         2.8.        Financial Statement................................... 11
         2.9.        Contracts and Commitments............................. 11
         2.10.       Real Property......................................... 12
         2.11.       Litigation............................................ 12
         2.12.       Compliance with Laws.................................. 12
         2.13.       Inventory............................................. 12
         2.14.       Employees............................................. 12
         2.15.       Product Liability..................................... 13
         2.16.       Warranties and Service Practices...................... 14

ARTICLE 3.           REPRESENTATIONS AND WARRANTIES OF PURCHASER........... 14

         3.1.        Corporate Existence................................... 14
         3.2.        Authority............................................. 14
         3.3.        No Conflicts.......................................... 14
         3.4.        Legal Proceeding...................................... 14
         3.5.        Brokers............................................... 15
         3.6.        Due Diligence......................................... 15

                                                              Page 7 of 44 Pages

                                                                            Page
                                                                            ----

ARTICLE 4.           COVENANTS OF SELLER................................... 15

         4.1.        HSR Act............................................... 15
         4.2.        Fulfillment of Conditions............................. 15
         4.3.        Conduct of Business................................... 15
         4.4.        Non-Competition Agreements............................ 16
         4.5.        License Agreement..................................... 16
         4.6.        Access to Information................................. 16

ARTICLE 5.           COVENANTS OF PURCHASER................................ 16

         5.1.        HSR Act............................................... 16
         5.2.        Fulfillment of Conditions............................. 16
         5.3.        Payment and Performance Bonds; Third Party Releases... 16

ARTICLE 6.           CONDITIONS TO OBLIGATIONS OF PURCHASER................ 17

         6.1.        Representations and Warranties........................ 17
         6.2.        Performance........................................... 17
         6.3.        Officers' Certificate................................. 17
         6.4.        HSR Act............................................... 17
         6.5.        MESC Contribution Liability........................... 17
         6.6.        Deliveries............................................ 17
         6.7.        Title Insurance....................................... 17
         6.8.        No Material Adverse Effect............................ 17
         6.9.        Consent............................................... 18

ARTICLE 7.           CONDITIONS TO OBLIGATIONS OF SELLER................... 18

         7.1.        Representations and Warranties........................ 18
         7.2.        Performance........................................... 18
         7.3.        Officers' Certificate................................. 18
         7.4.        HSR Act............................................... 18
         7.6.        Consent............................................... 18

ARTICLE 8.           EMPLOYEE MATTERS...................................... 19

         8.1.        Employees of the Business; Termination................ 19
         8.2.        Employment Claims..................................... 19
         8.3.        Worker's Compensation Claims and Worker's
                     Occupational Diseases Claim........................... 20
         8.4.        Severance............................................. 20
         8.5.        Other Agreements, Plans, Understandings and
                     Practice.............................................. 20
         8.6.        Termination or Layoffs................................ 20

                                                              Page 8 of 44 Pages

                                                                            Page
                                                                            ----
ARTICLE 9.           TERMINATION OF AGREEMENT.............................. 21

         9.1.        Events of Termination................................. 21
         9.2.        Effect of Termination................................. 21

ARTICLE 10.          SURVIVAL; NO OTHER REPRESENTATIONS;
                     INDEMNIFICATION....................................... 21

         10.1.       Survival.............................................. 21
         10.2.       Indemnification....................................... 22
         10.3.       Limitations on Seller's Indemnification............... 22
         10.4.       Notice of Indemnification Claim....................... 22
         10.5.       Third Party Claims.................................... 22
         10.6.       Other Indemnification Claims.......................... 23
         10.7.       Reimbursement......................................... 23
         10.8.       No Other Representations; Limitations on Breach of
                     Representations and Warranties........................ 24
         10.9.       Limited Guaranty...................................... 24

ARTICLE 11.          DEFINITIONS........................................... 24

         11.1.       Definitions........................................... 24

ARTICLE 12.          MISCELLANEOUS......................................... 29

         12.1.       Notices............................................... 29
         12.2.       Bulk Sales Act........................................ 30
         12.3.       Entire Agreement...................................... 30
         12.4.       Expenses.............................................. 30
         12.5.       Waiver................................................ 30
         12.6.       Amendment............................................. 30
         12.7.       No Third Party Beneficiary............................ 30
         12.8.       No Assignment Binding Effect.......................... 31
         12.9.       Heading............................................... 31
         12.10.      Invalid Provisions.................................... 31
         12.11.      Governing Law......................................... 31
         12.12.      Schedules and Exhibits................................ 31
         12.13.      Counterparts.......................................... 31
         12.14.      Public Announcements: Confidentiality................. 31
         12.15.      Name of Seller........................................ 32

                                                              Page 9 of 44 Pages

                                    SCHEDULES
                                    ---------

                                                                         Page
                                                                         ----

Schedule 1.2(a)(iv)                                                        2
Schedule 1.2(a)(v)                                                         2
Schedule 1.2(a)(vi)                                                        2
Schedule 1.3(a)(v)                                                         5
Schedule 1.4(e)                                                            8
Schedule 2.3                                                               10
Schedule 2.4                                                               10
Schedule 2.6                                                               11
Schedule 2.11                                                              12
Schedule 2.14(a)                                                           13
Schedule 2.14(b)                                                           13
Schedule 2.14(c)                                                           13
Schedule 2.16                                                              14
Schedule 5.3                                                               16
Schedule 6.9                                                               18
Schedule 8.4                                                               20
Schedule 11.1(a)-1                                                         27
Schedule 11.1(a)-2                                                         27



                                    EXHIBITS

                                                                          Page
                                                                          ----
Exhibit 1.5(a)                                                             9
Exhibit 1.5(b)                                                             9
Exhibit 1.5(c)                                                             9
Exhibit 2.8                                                                11
Exhibit 4.4                                                                16
Exhibit 4.5                                                                16
Exhibit 6.3                                                                17
Exhibit 7.3                                                                18
Exhibit 10.9                                                               24

                                                             Page 10 of 44 Pages

                                                                  Execution Copy



                            ASSET PURCHASE AGREEMENT
                            -------------------------


          THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated December 23, 1997, is made and entered into by and between CHAMPION MOTOR COACH, INC., a Michigan corporation ("Seller"), and THOR INDUSTRIES, INC., a Delaware corporation ("Purchaser").

                                   WITNESSETH:
                                   -----------

          WHEREAS,   Seller  is   engaged   in  the   business   of   designing,
manufacturing, marketing and selling mid-size buses (the "Business"); and

          WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Seller, the Business, and certain of the assets, properties and rights of the Business, subject to the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1.

                            SALE OF PURCHASED ASSETS;
                            -------------------------
                             PURCHASE PRICE; CLOSING
                             -----------------------

          1.1. Purchase and Sale of Assets.  At the Closing,  Seller shall sell,
               ---------------------------
transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase, pay for, accept, assume and receive the Purchased Assets described in
Section 1.2(a) hereof, on and subject to the terms and conditions set forth in this Agreement.

          1.2. Purchased Assets; Excluded Assets.
               ---------------------------------

          (a)  Purchased  Assets.  The assets  and  properties  to be  purchased
               -----------------
hereunder by Purchaser shall mean and include, as they exist on the Closing Date, all of the Business and goodwill of the Seller and all of the assets and properties (other than the Excluded Assets) owned by, leased to or otherwise used by the Seller in the conduct of the Business, whether tangible or intangible, wherever located (the "Purchased Assets"), it being understood that the Purchased Assets include, and as of the Closing Date shall include, all of the assets necessary for the conduct by Buyer of the Business as it is now and on the Closing Date shall be conducted by the Seller. Without limiting the generality of the foregoing, the Purchased Assets shall include:

                                                             Page 11 of 44 Pages


               (i)  Accounts Receivable. All trade and other accounts receivable
                    -------------------
and prepaid expenses of the Business (collectively, the "Accounts Receivable");

               (ii) Inventory.  All inventories,  including Seller's interest in
                    ---------
consignment inventory, of raw materials, work-in-process, finished goods, supplies, parts, packaging materials and other accessories related thereto which are used or held for use by Seller in the conduct of the Business (collectively, the "Inventory"), but not the Excluded Inventory as hereafter defined;

               (iii)Intellectual  Property.  All Intellectual  Property, but not
                    ----------------------
the Excluded Intellectual Property as hereafter defined;

               (iv) Tangible  Personal   Property.   All  furniture,   fixtures,
                    -----------------------------
machinery and equipment and other tangible personal property (other than the Inventory, personal effects and the personal property listed on Schedule
                                                                        --------
1.2(a)(iv) attached hereto), wherever located, used or held for use primarily in
----------
the conduct of the Business, whether or not capitalized on the Seller's books (collectively, the "Tangible Personal Property");

               (v)  Contracts and  Commitments.  The full benefit of (i) any and
                    --------------------------
all purchase orders placed with, and accepted by, the Seller on, or prior to, the Closing Date, and which have not been completely performed, or filled, prior to the Closing Date, and any and all quotations, bids or requests for proposals submitted by the Seller to any other person, covering the purchase from the Seller of products to be supplied by the Seller, or covering the rendition by the Seller of service on products supplied by the Seller (excluding all deposits, progress payments and credits) and listed on Schedule 1.2(a)(v)
                                                             -------------------
hereto; (ii) the purchase orders (including but not limited to purchase orders for goods on consignment) placed by the Seller prior to the Closing Date which have not been completely performed prior to the Closing Date, covering the purchase by the Seller of supplies, materials or services and listed in Schedule 1.2(a)(v) hereto; (iii) the leases of real and personal property and other agreements listed in Schedule 1.2(a)(v) hereto; (iv) all agreements (if any)
                      -------------------
with  dealers  and  distributors  of  Seller's  products  as listed in  Schedule
                                                                        --------
1.2(a)(v); and (v) all other purchase orders,  quotations,  bids or requests for
---------
proposals as described in (i) or (ii) above placed by or with Seller covering the payment or receipt by the Seller each in the amount of Ten Thousand Dollars ($10,000) or less, and all other leases of real and personal property wherein the annual rental payable with regard to any such lease is Ten Thousand Dollars ($10,000) or less (the items described in (i) through (v) above are, collectively, the "Contracts and Commitments");

               (vi) Real  Property.  The Real  Property as set forth on Schedule
                    --------------                                      --------
1.2(a)(vi) attached hereto;
----------

               (vii)All  transferable   local,  state  and  federal  franchises,
licenses, bonds, permits and similar items pertaining to the Business and/or the Purchased Assets;

               (viii) Other Assets.  The customer  lists and supplier  lists (if
                      ------------
any) relating to the Business and blueprints (if any) applicable to the Inventory; all rights under express or implied warranties from manufacturers, vendors and suppliers (to the extent assignable);

                                                             Page 12 of 44 Pages


               (ix) All shop reports, drawings, imprints, blueprints, computer software, including, but not limited to, design software, and engineering and design information used or held for use by the Seller in the conduct of the Business;

               (x) All supplies and sundry items, including, but not limited to, telephone numbers, keys and lock combinations, customer records, and books and records of, or relating to and material to the operation of the Business (including all customer files, supplier records, purchase orders, invoices, customer lists, warranty information and records relating to accounts receivable) and the assets acquired and any obligations assumed pursuant hereto; and

               (xi) All personnel records and payroll records for all employees employed by the Seller as of the Closing Date who are retained or employed by Purchaser.

          (b)  Excluded  Assets.  Notwithstanding  anything  contained  in  this
               ----------------
Agreement to the contrary, the following shall be excluded from and shall not constitute any part of the Purchased Assets (the "Excluded Assets"):

               (i)  Cash.  Cash  (including (a) checks  received by Seller on or
                    ----
prior to the Closing Date, and (b) cash in bank accounts), commercial paper, certificates of deposit and other bank deposits, treasury bills, other cash equivalents and bank accounts;

               (ii) Excluded Inventory. All inventory of raw materials, work-in-
                    ------------------
process, finished goods, supplies, parts, packaged materials and other accessories related to recreational vehicles and the RV Business (as defined in Section 1.3(b)) (the "Excluded Inventory");

               (iii)Excluded  Intellectual  Property.  The name,  tradename  and
                    --------------------------------
trademark, whether registered or unregistered, "Champion," "Champion Motor Coach" or "Champion Bus," or any derivatives thereof, the stock exchange symbol "CHB," and the corporate names, logos, designs, or other marks associated therewith or incorporating any of the foregoing, and any other name, logo, design or other mark that has such a near resemblance thereto as may be likely to cause confusion or mistake to the public, or other otherwise deceive the public (collectively, the "Excluded Intellectual Property");

               (iv) Insurance.  Life insurance  policies of officers,  directors
                    ---------
and employees or other representatives of Seller, and all other liability, property, casualty and other insurance policies relating to the Purchased Assets or the operation of the Business;

               (v)  Employee  Benefit  Plans.  All assets  owned or rights  held
                    ------------------------
under any Employee Benefit Plan;

               (vi) Tax  Refunds.  All refunds or  credits,  if any, of Taxes of
                    ------------
Seller for all Pre-Closing Tax Periods; and

               (vii)Books and Records.  The minute books,  stock  transfer books
                    -----------------
and corporate seal of Seller (the "Books and Records") of Seller.

                                                             Page 13 of 44 Pages


          (c) Assignment of Contracts and Commitments. On the Closing Date, without limiting the generality of Section 1.2 hereof, the Seller shall assign to the Purchaser all of the Seller's rights under the Contracts and Commitments set forth on Schedule 1.2(a)(v) and under each other contract, lease or
               -------------------
agreement relating to the conduct of the Business by which the Seller is bound, other than an Excluded Liability (and, as provided in Section 1.3(a)(ii), the Purchaser shall assume and agree to perform the unexecuted portion of the Seller's duties thereunder).

               (i) Consent. Seller covenants and agrees that the beneficial interest in and to each agreement set forth in Schedule 1.2(a)(v) shall, to the
                                               -------------------
extent permitted by the relevant agreement and/or by law, pass to Purchaser, and Seller covenants and agrees: (i) that it will hold and declare that it holds all such agreements in trust for the benefit of Purchaser, its successors and assigns, from and after the Closing Date; (b) to use all reasonable efforts to obtain and secure any and all consents and approvals that may be necessary to effect such assignment or assignments of the same; (c) to make or complete such assignment or assignments as soon as reasonably possible; and (d) to cooperate with Purchaser (and Purchaser covenants and agrees that it shall so cooperate) in any other reasonable arrangement designed to provide for actions necessary to enable Seller to fulfill any such agreements until an effective assignment thereof to Buyer can be obtained, and the parties agree to cooperate and take all necessary actions, including accountings between parties, to assure that Purchaser shall receive all of such benefits, rights, obligations and duties under such agreements. The provisions of this Section 1.2(c)(i) do not constitute a waiver of the conditions to Closing contained in Section 1.3(a)(ii) or Section 6.9 hereof.

         1.3.  Liabilities of Seller.

          (a) Assumed Liabilities. In connection with the sale, transfer, conveyance, assignment and delivery of the Purchased Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser shall assume and agree to pay, perform and discharge when due the following Liabilities (but not the Excluded Liabilities) of Seller (the "Assumed Liabilities"), as specified below:

               (i) Balance Sheet Liabilities. All Liabilities of Seller as reflected in the Audited Closing Balance Sheet, including but not limited to all trade payables (subject, however, to adjustment as to any liabilities reflected on the Audited Closing Balance Sheet which are subject to pro rations as provided in Section 1.4(d) hereof;

               (ii) Contracts and Commitments. All Liabilities of Seller under Contracts and Commitments, whether or not any necessary consents to the assignment of any Contracts and Commitments to Seller have been obtained (subject however to the following sentence) and including any Liabilities of Seller which may arise on account of the termination of any Contracts or Commitments subsequent to the date of Closing (including, but not limited to any repurchase obligations which may arise in the event of termination of any agreements with dealers or distributors of Seller's products). Notwithstanding the foregoing, Purchaser shall not be obligated to assume any contract other than "Chassis Contracts" (as hereafter defined), and such contract shall not be deemed assigned to Purchaser, for which the consent, if required, of the contracting party has not been obtained if the failure to obtain such consent

                                                             Page 14 of 44 Pages

would materially impair the ability of Purchaser to receive the intended rights, benefits, duties and obligations of such contract and written notice of such election by Purchaser shall have been delivered to Seller not less than ten (10) days prior to the Closing; provided that, in such event, Seller shall have no liability or responsibility to Purchaser due to the failure to obtain such consent; and further provided that, in such event, Seller may, at its option, elect to terminate this Agreement if the aggregate of such un-assumed contracts would exceed $50,000. As used herein, "Chassis Contracts" mean those contracts existing as of the date hereof and listed on Schedule 1.2(a)(v) providing for the purchase of chassis used by Seller in the conduct of the Business.

               (iii)Employee  Liabilities.  Accrued  holiday and vacation pay as
                    ---------------------
reflected on the Audited Closing Balance Sheet and all Liabilities and obligations assumed by Purchaser pursuant to Article 8 in respect of the former and current employees of the Business who are employed or retained by Purchaser on or after the Closing Date;

               (iv) Warranty and Service Claims.  All claims and/or  obligations
                    ---------------------------
relating to any warranties made by Seller and/or service practices or policies of Seller (but only to the extent such service practices or policies are consistent with the service practices and policies of Purchaser as of the date hereof), covering or relating to any products or property manufactured, sold, repaired or leased by the Seller and for services furnished by the Seller (without regard to or otherwise limited by the amount of any warranty reserve reflected in the Financial Statement or the Audited Closing Balance Sheet), limited in all events to the repair or replacement of the defective product or parts; but specifically excluding therefrom any claims arising from Seller's ownership and operation of the RV Business (as hereafter defined); and

               (v)  Other   Contractual   Liabilities.   All  other  contractual
                    ---------------------------------
liabilities as set forth in Schedule 1.3(a)(v) attached hereto (the "Contractual
                            ------------------
Liabilities").

          (b)  Excluded  Liabilities.  Purchaser  shall  not  assume or have any
               ---------------------
liability or obligation whatsoever for any liabilities or obligations whatsoever of the Seller, whether accrued, absolute, contingent, known or unknown, or otherwise, and whether due or to become due, other than the Assumed Liabilities (the "Excluded Liabilities") including, by way of example and not of limitation, the following: (a) any liability for any Taxes (unless reflected on the Audited Closing Balance Sheet or otherwise provided herein as the obligation of Purchaser); (b) any liability (other than warranty claims or service claims relating to the repair or replacement of defective products or parts) resulting from or claimed to have been incurred by reason of an alleged defect or defects in any products sold or distributed by the Seller prior to the Closing Date; (c) any Environmental Liabilities; (d) any RV Liabilities; (e) any liability under any Employee Benefit Plan (but Purchaser shall assume all payroll-related taxes and deductions, and all accrued vacation and holiday pay, as reflected on the Audited Closing Balance Sheet); and (f) any other liabilities of any kind or nature, whether now in existence or arising hereafter, not constituting Assumed Liabilities. The Seller agrees to discharge, promptly when due, all Excluded Liabilities. As used herein, the following terms shall have the meanings set forth below:

               "Environmental Liabilities" shall mean and refer to any claims or liabilities now existing or which may hereafter arise on account of (i) Seller's

                                                             Page 15 of 44 Pages

operation of the Business or the Purchased Assets on or prior to the Closing Date; (ii) Seller's or Seller's predecessors use and occupancy of the Real
Property on or prior to the Closing Date; or (iii) the condition of the Real Property as of the Closing Date, in violation of Environmental Laws.

               "Environmental Laws" means all federal, state or local (including but not limited to, any governmental department or agency or any other commission, board or agency or instrumentality) statute, law, rule, regulation, permit, agreement, ordinance, or judicial or administrative order relating to or concerning the pollution or protection of the environment, human health or safety, or the generation, storage, transportation, treatment, disposal or handling of hazardous materials, substances or waste, including without limitation, the Clean Air Act, the Clean Water Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1986, the Federal Insecticide, Fungicide and Rodenticide Act, the Occupational Safety and Health Act, and the Emergency Planning and Community Right-to-Know Act of 1986.

               "RV Liabilities" shall mean and refer to any claims or liabilities now existing or which may hereafter arise on account of Seller's ownership and operation of the business of designing, manufacturing, marketing and selling recreational vehicles (the "RV Business") prior to the date hereof. Seller has previously discontinued the RV Business and the Purchased Assets do not include any assets or properties with regard thereto.

         1.4.  Purchase Price; Allocation.
               --------------------------

          (a)  Purchase  Price.  The aggregate  purchase price for the Purchased
               ---------------
Assets (the "Purchase Price") shall be the Audited Closing Stockholders Equity as of the Closing Date as reflected in the Audited Closing Balance Sheet, plus $420,000, plus the assumption of the Assumed Liabilities. On the Closing Date, Purchaser shall pay to Seller a sum on account of the Purchase Price (the "Purchase Price Estimate") which shall be equal to ninety-five percent (95%) of the stockholder's equity as reflected on the Financial Statement (as defined in Section 2.8). Such amount shall be payable in United States dollars by Purchaser to Seller by wire transfer of immediately available funds to such account or accounts as Seller may direct. The amount retained from the Purchase Price Estimate shall be referred to as the "Hold Back Amount."

          (b)  Audited Closing Balance Sheet; Hold Back Amount.
               -----------------------------------------------

               (i)  Seller  shall  cause  Price  Waterhouse,  L.L.P.,  certified public accountants (the "Auditor"), to perform an audit ("Audit") of the balance sheet of the Seller as of the Closing Date (the "Audited Closing Balance Sheet") and a related statement of income of the Seller for the period of December 29, 1996 to the Closing Date (collectively, the "Audited Closing Financial Statements"). The Audit will be prepared at Seller's sole cost and expense. In connection with the preparation of the Audited Closing Financial Statements, the Seller shall conduct a physical inventory count as of the Closing Date, which physical inventory shall be observed by the Auditor. A copy of such inventory count shall be delivered to Purchaser with the Audited Closing Financial Statements. Purchaser shall be entitled to appoint representatives, who may be members of its internal accounting staff or its independent certified public accountants, to observe the preparation of the Audited Closing Financial

                                                             Page 16 of 44 Pages

Statements and such inventory  count. The Audited Closing  Financial  Statements
(x) shall contain line items substantially consistent with the line items in the unaudited financial statements of the Seller as of and for the period ended November 1, 1997, (y) shall be prepared in accordance with GAAP except to the extent the requirements of clauses (a) and (b) below may not be in accordance with generally accepted accounting principles consistently applied ("GAAP") and
(z) shall fairly present the financial position of the Seller as of the dates indicated and the results of its operations for the periods indicated. Purchaser acknowledges that the Audited Closing Balance Sheet may vary from the November 1, 1997 balance sheet included in the Financial Statement as to various items including, but not limited to, the following:

          (a) increase in the provision for excess, slow-moving and obsolete inventory in the amount of $150,000; and

          (b)  increase in the warranty reserve in the amount of $270,000.

Purchaser further agrees that any adjustments, as reflected in the Audited Closing Balance Sheet, to the November 1, 1997 balance sheet with regard to the preceding items (a) and (b) shall be limited to the amounts as specified above.

               (ii) In performance of the Audit, the Auditor shall conduct the examination of the Seller in accordance with generally accepted auditing standards consistently applied. The Auditor shall use its best efforts to complete the Audit as soon as possible (but in no event later than sixty (60) days) after the Closing Date and the Audited Closing Financial Statements shall be delivered to Purchaser and the Seller immediately upon completion thereof, together with a calculation of the Audited Closing Stockholders Equity of the Seller and its work papers, and its opinion that the foregoing were prepared in accordance with this Section. The Purchaser shall have thirty (30) days after receipt of the Audited Closing Financial Statements and the calculation of the Audited Closing Stockholders Equity of the Seller and the Auditor's work papers to deliver a written notice to the Seller of any objections thereto. Any such notice of objections shall be in writing and shall state, in reasonable detail, the basis for each objection and the amount of adjustment which the Purchaser believes is required in respect thereto. If the aggregate amount of all such objections raised by Purchaser shall be $350,000 or less, then the Audited Closing Financial Statements and the calculation of the Audited Closing Stockholders Equity as determined by the Auditor shall be deemed correct, final and binding upon the Purchaser and the Seller. If the aggregate amount of all such objections shall exceed $350,000, and if Purchaser and Seller cannot agree with respect to the Audited Closing Financial Statements or the calculation of the Audited Closing Stockholders Equity within thirty (30) days after the delivery of such notice of objections or such later date as may be agreed upon by Purchaser and Seller, then, but only as to such amounts in excess of $350,000, the dispute shall be resolved by arbitration by an independent accounting firm agreed upon by Purchaser and the Seller (the "Independent Accounting Firm"). Any items not in dispute shall be deemed stipulated by Purchaser and the Seller and shall not be determined by the Independent Accounting Firm. The determination of the Independent Accounting Firm shall be binding and conclusive upon the matters determined thereby and may be entered as a judgment by any court of competent jurisdiction; provided, however, the Audited Closing Financial Statements and the calculation of the Audited Closing

                                                             Page 17 of 44 Pages

Stockholders Equity shall be adjusted only by the amount by which such determination exceeds $350,000. All costs and expenses relating to the services provided by the Independent Accounting Firm shall be paid equally by Purchaser and Seller.

               (iii)In the event that the Purchase Price Estimate exceeds the Audited Closing Stockholders Equity of the Seller by more than $420,000, then the amount of such excess which is greater than $420,000 (the "Overpayment") shall be deducted from the Hold Back Amount and if the Overpayment exceeds the Hold Back Amount, the Seller shall immediately repay to Purchaser the amount of the difference together with interest at an annual rate of six percent (6%) from the Closing Date until paid in full. In the event that the Purchase Price Estimate is less than the Audited Closing Stockholders Equity of the Seller plus the sum of $420,000, the Purchaser shall immediately pay to the Seller the amount of the difference together with interest at an annual rate of six percent (6%) from the Closing Date until paid in full.

               (iv) For purposes hereof the following term shall have the following meaning:

               "Audited  Closing  Stockholders  Equity"  means an
                --------------------------------------
               amount equal to the stockholders equity account, plus the net intercompany balance with Champion, and as adjusted for Excluded Assets and Excluded Liabilities, reflected in the Audited Closing Balance Sheet as the same may be adjusted upon resolution of any questions or disputes with respect thereto pursuant to Section 1.4(b) above.

          (c) Any undisbursed portion of the Hold Back Amount shall be paid to the Seller at such time as the amounts determined pursuant to Section 1.4(b)(iii) are paid.

          (d)  Pro Rations.
               -----------

               (i)  Property  Taxes;  Special  Assessments.  Real  and  personal
                    --------------------------------------
                    property Taxes and installments of special assessments shall be prorated between Seller and Purchaser as of the Closing Date in accordance with local practice; and

               (ii) Other.  All  revenue  stamps  and all other  items  normally
                    -----
                    prorated in transactions of a similar kind shall be prorated in accordance with GAAP.

          (e)  Allocation of Consideration.  The consideration paid by Purchaser
               ---------------------------
               for the  Purchased  Assets  shall be  allocated  as set  forth in
               Schedule 1.4(e) annexed hereto. Each party hereto agrees (i) that
               ---------------
               any such allocation  shall be consistent with the requirements of
               Section 1060 of the Code and the regulations promulgated thereunder, (ii) to complete jointly and to file separately Form 8594 with its Federal income Tax Return consistent with such allocation for the tax year in which the Closing Date occurs, and
               (iii) that no party hereto shall take a position on any income, transfer or gains Tax Return, before any Governmental or Regulatory Authority charged with the collection of any such Tax or in any judicial proceeding, that is in any manner inconsistent with the terms of any such allocation without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

                                                             Page 18 of 44 Pages


         1.5. Closing.  The Closing shall take place at the offices of Seller in
              -------
Auburn Hills, Michigan, or at such other place as Purchaser and Seller mutually agree, at 10:00 a.m. local time, on January 30, 1998 or at such other time and place as Purchaser and Seller may agree. The date on which the Closing actually occurs is referred to herein as the "Closing Date". At the Closing, Purchaser shall pay the Purchase Price less the Hold Back Amount as provided in Section 1.4, and simultaneously with such payment, (a) Seller shall assign, transfer and convey to Purchaser the Purchased Assets, "as is, where is," without any warranty except as otherwise specifically provided herein, by delivery of (i) a General Assignment and Bill of Sale substantially in the form of Exhibit 1.5(a)
                                                                  --------------
hereto (the "General Assignment"), duly executed by Seller, (ii) a Warranty Deed in the form of Exhibit 1.5(b) hereto (the "Warranty Deed"), and (iii) such other
               --------------
good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably satisfactory to Purchaser, as shall be effective to vest in Purchaser all of Seller's right, title and interest in and to the Purchased Assets (the General Assignment, Warranty Deed and the other instruments referred to in clause (a)(iii) of this sentence, being referred to herein as the "Assignment Instruments"); and (b) Purchaser shall assume from Seller the due payment, performance and discharge of the Assumed Liabilities by delivery of (i) an Assumption Agreement substantially in the form of Exhibit
                                                                         -------
1.5(c) hereto (the "Assumption Agreement"), duly executed by Purchaser, and (ii)
------
such other good and sufficient instruments of assumption, in form and substance reasonably acceptable to Seller, as shall be effective to cause Purchaser to assume the Assumed Liabilities as and to the extent provided in Section 1.3(a) (the Assumption Agreement and such other instruments referred to in clause
(b)(ii) of this sentence being referred to herein as the "Assumption Instruments"). At the Closing, there shall also be delivered to Seller and Purchaser the certificates and other contracts, documents and instruments required to be delivered under Articles 6 and 7 hereof.

         1.6.  Further Assurances, Post-Closing Cooperation.
               --------------------------------------------

          (a) Subject to the terms and conditions of this Agreement, at any time and from time to time after the Closing, at Purchaser's reasonable request, Seller shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the Purchased Assets and, to the fullest extent permitted by Law, to put Purchaser in actual possession and operating control of the Purchased Assets, and to assist Purchaser in exercising all rights with respect thereto, and otherwise to cause Seller to fulfill its obligations under this Agreement.

          (b) Subject to the terms and conditions of this Agreement, at any time and from time to time after the Closing, at Seller's reasonable request, Purchaser shall execute and deliver to Seller such other instruments of assumption, provide such materials and information and take such other actions as Seller may reasonably deem necessary or desirable in order to more effectively give effect to Purchaser's obligations under Section 1.3(a) of this Agreement and to assist Seller in exercising all rights with respect to this Agreement, and otherwise to cause Purchaser to fulfill its obligations under this Agreement.

          (c) Seller shall have and be entitled to, and Purchaser shall so permit and provide Seller, access to the books and records of the Business to

                                                             Page 19 of 44 Pages


the extent such  information is reasonably  helpful to Seller in connection with
(i) the defense of any claims arising under any indemnification  obligations, or
(ii) any other proper business purpose.


                                   ARTICLE 2.

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                   ------------------------------------------

         Seller hereby represents and warrants to Purchaser as follows:

         2.1.  Corporate  Existence.  Seller is a corporation duly incorporated,
               --------------------
validly existing and in good standing under the Laws of its jurisdiction of incorporation. Seller has full corporate and other power and authority to conduct the Business as and to the extent now conducted by it, and to transfer (pursuant to this Agreement) the Purchased Assets.

         2.2.  Authority.  Seller  has full  corporate  power and  authority  to
               ---------
execute and deliver this Agreement and the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All corporate and other acts or proceedings required to be taken by Seller to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly and properly taken. This Agreement is and the Related Agreements will be duly executed and delivered by the Seller and is and will be the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with their terms.

         2.3.  Consents  and  Approvals;  No  Violation.  Except as disclosed on
               ----------------------------------------
Schedule 2.3 hereto,  the execution,  delivery and  performance by the Seller of
------------
this Agreement and the documents and instruments to be executed and delivered by Seller pursuant hereto do not and will not: (a) violate any provision of the Seller's articles of incorporation or by-laws; (b) require any consent, approval, authorization or action by, notice or disclosure to, or filing or registration with, or permit of, any governmental body, agency or official, or court except for the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (c) contravene or constitute a default under any indenture, mortgage, lease or other agreement to which the Seller is a party or is bound, or by which any of the properties or assets of the Seller may be bound or affected (other than any consents which may be required in connection with the assignment to Purchaser of any Contracts or Commitments) (Schedule 2.3 further sets forth, to the Knowledge of Seller, those
              ------------
written agreements which require the consent of third parties in connection with the assignments thereof to Purchaser); or (d) result in a violation of any law, statute, ordinance, regulation, judgment, injunction, order, decree or award of any court or governmental authority or body having jurisdiction over the Seller or is bound, or by which any of the properties or assets of the Seller may be bound or affected.

         2.4.  Legal  Proceedings.  Except as disclosed on Schedule 2.4 attached
               ------------------                          ------------
hereto, there are no Orders outstanding against Seller which, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on the ability of Seller to consummate the transactions contemplated by this Agreement.

                                                             Page 20 of 44 Pages

         2.5.  Tax  Matters.  All  federal,  state,  local and  foreign  income,
               ------------
profits, franchise, sales, use, occupation, property, excise and other taxes (including interest and penalties), if any, which if not paid would result in an Encumbrance (as defined in Section 2.6) against the Purchased Assets have been paid through the date of this Agreement or will be paid by Seller, subject to any prorations as contemplated by this Agreement. The Seller (a) has filed all federal, state and local tax returns required by law in the prescribed time and manner, and paid all taxes, assessments and penalties due and payable (unless reflected on the Audited Closing Balance Sheet); (b) has made all payments required by any governmental program of workers' social security or unemployment compensation; (c) has withheld and paid over to the appropriate governmental authority all amounts required by law to be withheld from the wages or salaries of employees; (d) is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing; and (e) has paid or will pay over to the appropriate governmental authority all sales or use taxes referable to the Seller's operations due as of the Closing Date, and has made or will make provisions for payment of all such taxes accrued as of such date, but not yet due. There are no claims pending or, to the best knowledge of the Seller, threatened against the Seller for past due taxes, nor are there any outstanding waivers or agreements by the Seller for the extension of the time for the assessment of any tax.

         2.6.  Title to  Property.  Except  as set  forth in the  Schedules  and
               ------------------
Exhibits hereto, and except for Inventory held on consignment, Seller has good and marketable title to all the Purchased Assets to be transferred to Purchaser under this Agreement, and will at the Closing transfer such properties and assets to Purchaser free and clear of all the following (collectively referred to as "Encumbrances"): security interests, liens, pledges, claims, charges, escrows, encumbrances, options, rights of first refusal, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral, other than this
Agreement, except liens for current taxes not yet due and payable and Encumbrances disclosed on Schedule 2.6 ("Permitted Encumbrances").
                          ------------

         2.7.  Brokers.  All  negotiations  relative to this  Agreement  and the
               -------
transactions contemplated hereby and thereby have been carried out by Seller directly with Purchaser without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against Purchaser for a finder's fee, brokerage commission or similar payment.

         2.8.  Financial Statement.
               -------------------

                  2.8.1 Exhibit 2.8 hereto contains the unaudited  balance sheet
                        -----------
of the Seller as of November 1, 1997 (the "Financial Statement"). The Financial Statement has been prepared in accordance with Seller's regularly employed accounting practices (which may differ from GAAP) and fairly presents the Seller's financial position on that date in accordance therewith.

                  2.8.2  The  Audited   Closing   Financial   Statements,   when
delivered, will comply with Section 1.4(b) hereof.
                                    ------

         2.9.  Contracts and  Commitments.  Schedule  1.2(a)(v)  hereto contains
               --------------------------   -------------------
true, complete and correct lists of all of the Contracts and Commitments, other than purchase orders, quotations, bids or requests for proposals placed by or

                                                             Page 21 of 44 Pages

with the Seller covering the payment or receipt by the Seller each in the amount of Ten Thousand Dollars ($10,000) or less and other than leases of real and personal property wherein the annual rental payable with regard to any such lease is Ten Thousand Dollars ($10,000) or less. To the Knowledge of Seller, all the Contracts and Commitments, including leases of the Real Property, are in full force and effect, have not been amended or modified except as set forth in
Schedule  1.2(a)(v),  have no defaults thereunder nor does there exist any event
-------------------
or condition which, with the giving of notice or the passage of time or both, would constitute a default thereunder. True and correct copies of each of the Contracts and Commitments have been delivered to the Purchaser.

         2.10.  Real Property.  Schedule  1.2(a)(vi)  hereto contains a true and
                -------------   --------------------
complete list of all real property (including the Real Property) that is owned, leased or subleased by the Seller or as to which the Seller has any interest of any kind including, without limitation, all office, manufacturing and warehouse facilities.

         2.11.  Litigation.  Except as disclosed on Schedule 2.11 hereto, Seller
                ----------                          -------------
has no knowledge of any legal actions, suits, arbitrations, or other legal or administrative proceedings or investigations before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, pending or threatened against or otherwise affecting the Seller or involving any respective properties, assets or business of the Seller (including the Purchased Assets). To the Knowledge of Seller, there is no fact or facts existing which might result in, nor is there any basis for, any such action, suit, arbitration, or other proceeding or investigation. Seller is not a party to or subject to any order, writ, injunction, decree, judgment or other restriction of any federal, state, municipal or other governmental department, commission, board, bureau, agency, or instrumentality which has or could have an adverse effect on the Business, the Purchased Assets or the Assumed Liabilities or on the Seller's ability to enter into this Agreement or consummate the transactions contemplated hereby.

         2.12.  Compliance  with Laws.  To the  Knowledge  of Seller,  except as
                ---------------------
disclosed in this Agreement or in any Schedule or Exhibit hereto, and except as to Environmental Laws, the Seller, in all material respects, has complied with and is in compliance with, and has not received notice from any governmental authority, including the National Highway Traffic Safety Administration, of any violation of, any and all material applicable laws, rules, regulations and ordinances regulating or relating to the Business, the Purchased Assets or the Assumed Liabilities in effect from time to time. To the Knowledge of Seller, all of the Seller's products are and have been, at the time of sale, in material compliance with all material construction, safety and other standards imposed on the Business by statute, rule or regulation of any governmental authority (federal, state or local) or industry association.

         2.13.  Inventory.  The  valuation  at which the  Inventory  is  carried
                ---------
reflects and will reflect the normal inventory valuation policy of the Seller of stating inventory at the lower of cost (first- in-first-out-method) or market (except as provided in Section 1.4(b)(i)(a) and (b)) and its regular costing practices with respect to work in process and finished goods inventory.

         2.14.  Employees.  None  of the  Seller's  employees  is  covered  by a
                ---------
collective bargaining agreement and, to the knowledge of Seller, there is no union or other organization seeking or claiming to represent any such employees.

                                                             Page 22 of 44 Pages



               (a)  Attached  hereto as Schedule  2.14(a) is a true and complete
                                        -----------------
list of the names and current salary rates of all present employees of the Business whose current annual salary is more than $50,000.

               (b)  Schedule  2.14(b)  contains a true and complete  list of all
                    -----------------
Employee Benefit Plans (as defined) for the employees of the Seller, salaried and nonsalaried, including any formal or informal plans, and the funding arrangements with regard thereto. Except as disclosed on Schedule 2.14(b), the
                                                          ----------------
Seller has no Plan currently in existence which is subject to the requirements of ERISA. Except as disclosed on Schedule 2.14(b), (A) neither the Seller, its
                                  ----------------
parent, any subsidiary of the Seller, or any "ERISA Affiliate" (any business or entity which is (i) a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with the Seller within the meaning of Code sections 414(b), (c) or (m), or (ii) required to be aggregated with the Seller under Code section 414(o), or (iii) under "common control" with the Seller) presently sponsors, maintains, contributes to, (B) nor is the Seller, its parent, any subsidiary of the Seller, or any ERISA Affiliate required to contribute to, (C) nor has the Seller, its parent, any subsidiary of the Seller, or any ERISA Affiliate ever sponsored, maintained, contributed to, or been required to contribute to, a pension plan subject to Title IV of ERISA. The transactions contemplated under this Agreement will not trigger any liability with respect to any pension plan sponsored by Seller, its parent, any subsidiary of Seller, or any ERISA Affiliate. With respect to all employees and former employees of the Seller, neither the Seller nor any of its subsidiaries or affiliates presently maintains, contributes to or has any liability under any funded or unfunded medical, health or life insurance plan or arrangement for present or future retirees or present or future terminated employees. Neither the Seller nor any of its subsidiaries or affiliates presently maintains, contributes to or has any liability (including current or potential withdrawal liability) with respect to any "multiemployer plan" as such term is defined in
Section 3(37) of ERISA.

               (c)  Except as set forth on Schedule 2.14(c), the Seller is not a
                                           ----------------
party to or bound by (i) any contract with any present employee or former employee of the Seller, (ii) any employment, termination or severance agreement,
(iii) any agreement with any officer or other employee of the Seller (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Seller of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period of one year or longer or (C) providing severance benefits or other benefits after the termination of employment of such officer or employee not comparable to benefits available to employees generally, or (iv) any agreement or plan, including any stock option plan or stock purchase plan, any of the benefits of which will be increased, or the vesting or other realization of the benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement.

         2.15.  Product  Liability.  To the Knowledge of Seller,  the Seller has
                ------------------
insurance against loss or damage arising out of product liability, copies of which have been delivered to the Purchaser. Such insurance covers all incidents of loss which have occurred prior to the date hereof or which may occur resulting from the Seller's Products sold prior to the Closing. To the Knowledge of Seller, incidents of damage claims paid by the Seller or by its insurance carrier within the preceding 24 month period are described in Schedule 2.15.

                                                             Page 23 of 44 Pages


         2.16.  Warranties  and Service  Practices.  To the Knowledge of Seller,
                ----------------------------------
there are no oral or written warranties or service practices or policies on the products sold by the Seller, whether express or implied, other than as set forth in Schedule 2.16 hereto and any implied warranties that may be imposed by
    --------------
operation of law.

         2.17. Accounts Receivable.  The Accounts Receivable which will be shown
               -------------------
on the Audited Closing Balance Sheet will have resulted from bona fide sales made by the Seller in the ordinary course of business and will be collectible in the ordinary course (including the exhaustion of all reasonable efforts to collect) after provision for doubtful accounts as shown on such balance sheet. The amounts due, or to become due, in respect of such Accounts Receivable shall not be in dispute and there shall not be any valid setoffs or counterclaims asserted against any of the Accounts Receivable.


                                   ARTICLE 3.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller as follows:

         3.1. Corporate Existence. Purchaser is a corporation duly incorporated,
              -------------------
validly existing and in good standing under the laws of its jurisdiction of incorporation. Purchaser has full corporate and other power and authority to enter into this Agreement and the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

         3.2.  Authority.  The  execution  and  delivery  by  Purchaser  of this
               ---------
Agreement and the Related Agreements to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the part of Purchaser, no other corporate action on the part of Purchaser or its stockholders or constituent entities being necessary therefor. All corporate and other acts or proceedings required to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement, the Related Agreements, and all transactions contemplated hereby and thereby have been duly and properly taken. This Agreement is and the Related Agreements will be duly executed and delivered by the Purchaser and is and will be the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their terms.

         3.3. No  Conflicts.  The  execution  and  delivery by Purchaser of this
              -------------
Agreement and the Related Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Related Agreements, and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate (or articles) of incorporation or by-laws (or other comparable corporate charter document) of Purchaser.

          3.4. Legal  Proceeding.   There  are  no  Orders  outstanding  against
               -----------------
Purchaser  which,  individually  or in  the  aggregate,  have  had or  could  be

                                                             Page 24 of 44 Pages


reasonably expected to have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

         3.5.  Brokers.  All  negotiations  relative to this  Agreement  and the
               -------
transactions contemplated hereby and thereby have been carried out by Purchaser directly with Seller without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Seller for a finder's fee, brokerage commission or similar payment.

         3.6.  Due  Diligence.  Purchaser  acknowledges  and agrees  that it has
               --------------
obtained a commitment for title insurance, a survey and a phase I environmental report with regard to the Real Property and is satisfied with all matters relating to the condition and status of title of the Real Property as reflected therein; provided, however, nothing herein shall be deemed to release Seller from the sole responsibility for all Environmental Liabilities. Purchaser further acknowledges and agrees that it has conducted its own due diligence review of the Business and the Purchased Assets and is satisfied in all respects with the results thereof.


                                   ARTICLE 4.

                               COVENANTS OF SELLER

         4.1.  HSR Act.  Seller  shall take all  commercially  reasonable  steps
               -------
necessary to cooperate with Purchaser in the filing of the premerger notification under the HSR Act and shall provide any supplemental information which may be reasonably requested in connection therewith pursuant to the HSR Act. Such notification filings shall be accompanied by a request for early termination of the applicable waiting periods under the HSR Act and Seller shall cooperate and use reasonable efforts to have such waiting periods terminated on the earliest practicable date.

         4.2.  Fulfillment  of  Conditions.  Seller shall take all  commercially
               ---------------------------
reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition within its reasonable control to the obligations of the parties hereto contained herein and shall not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition. Seller will use its reasonable efforts to assist Purchaser in obtaining the consents of any third parties which may be required in connection with the transfer and assignment of the Contracts and Commitments, but the failure to obtain such consents shall in no way limit Purchaser's obligations as provided in Section 1.3(a)(ii) hereof.

         4.3.  Conduct of  Business.  From the date  hereof  until the  Closing,
               --------------------
Seller shall conduct the business and operations of the Seller in accordance with past practice and in the ordinary course of business, shall use its best efforts to maintain the Seller's current business organization and goodwill, shall use its best efforts to continue to retain the services of the Seller's present employees and consultants, and shall use its best efforts to preserve the Seller's relationships with dealers, customers, suppliers and others having business dealings with the Seller, and shall not enter into any transaction or perform any act which would constitute a breach of the representations, warranties, covenants and agreements contained herein. Seller will, consistent with this Section 4.3, continue to conduct the business of the Seller only in

                                                             Page 25 of 44 Pages

the ordinary course in accordance with past practice and will take no action which could reasonably be expected to result in the Purchased Assets not fully reflecting the earnings of the Seller for such period.

         4.4. Non-Competition  Agreements. At the Closing the Seller shall enter
              ---------------
into a non-competition agreement with Purchaser for a term of five (5) years with regard to the Business in the geographic area covering North America, which agreement will be in the form attached hereto as Exhibit 4.4 (the "Non-Competition Agreement").

         4.5.  License  Agreement.  At the Closing the Seller shall enter into a
               ------------------
license agreement with Purchaser, which agreement shall be in the form attached hereto as Exhibit 4.5 (the "License Agreement"), providing Purchaser, without any separate or additional cost, with the exclusive right and license to use the names "Champion Motor Coach" and "Champion Bus" for a perpetual term and otherwise in the manner provided in the License Agreement.

         4.6.  Access to  Information.  Between  the date hereof and the Closing
               ----------------------
Date, the Seller shall afford the Purchaser and its representatives access, during normal business hours, to all of the business operations, properties, books, files and records relating to the Business, to cooperate in the examination thereof, and to furnish the Purchaser all information with respect to the business and affairs of the Business as the Purchaser may reasonably request, provided that the Purchaser shall not unduly disrupt the ordinary operation of the Business. The Purchaser and its representatives shall have the right to discuss the affairs of the Business with the directors, officers, employees, consultants, advisors and agents of the Seller.


                                   ARTICLE 5.

                             COVENANTS OF PURCHASER

         5.1. HSR Act. Not later than the next  Business Day  following the date
              -------
of this Agreement, Purchaser shall file the premerger notification under the HSR Act and any supplemental information which may be reasonably requested in connection therewith pursuant to the HSR Act, and such notification filings shall be accompanied by a request for early termination of the applicable waiting periods under the HSR Act. Purchaser shall cooperate and use reasonable efforts to have such waiting periods terminated on the earliest practicable date. Purchaser and Seller shall each be responsible for and pay one-half of the required HSR filing fee of $45,000.

         5.2.  Fulfillment of Conditions.  Purchaser shall take all commercially
               -------------------------
reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition within its reasonable control to the obligations of the parties hereto contained herein and shall not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

         5.3. Payment and Performance Bonds; Third Party Releases. Within thirty
              ---------------------------------------------------
(30) days subsequent to Closing, Purchaser shall provide acceptable substitutions for all payment and/or performance bonds, as set forth in Schedule
5.3 attached hereto,  delivered by Seller to third parties pursuant to Contracts

                                                             Page 26 of 44 Pages

and Commitments assigned to Purchaser as to which the conditions of Section 1.2(c) have been met. Further, Purchaser shall use its best efforts to obtain releases from each other party as set forth in Schedule 5.3. In any event, Purchaser shall indemnify Seller from any liability and/or recourse with regard to the foregoing.


                                   ARTICLE 6.

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

          The obligations of Purchaser hereunder to purchase the Purchased Assets and to assume and agree to pay, perform and discharge the Assumed Liabilities, are subject to the fulfillment, at the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

         6.1. Representations and Warranties. The representations and warranties
              ------------------------------
made by Seller shall be true and correct, in all material respects on the Closing Date.

         6.2. Performance. Seller shall have performed and complied with, in all
              -----------
material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Seller at the Closing.

         6.3.  Officers'  Certificate.  Seller shall have delivered to Purchaser
               ----------------------
certificates, dated the Closing Date and executed on its behalf by appropriate officers of Seller, substantially in the form and to the effect of Exhibit 6.3 hereto.

         6.4. HSR Act. The waiting  period  imposed under the HSR Act shall have
              -------
expired or been terminated.

         6.5.  MESC  Contribution  Liability.  Seller  shall  have  provided  to
               -----------------------------
Purchaser a statement from the Commissioner of the Michigan Employment Security Commission certifying the status of Seller's contribution liability under
Section 15(g) of the Michigan Employment Security Act, MCLA 421.15(g).

         6.6.  Deliveries.  Seller shall have delivered to Purchaser the General
               ----------
Assignment,   the  Warranty  Deed,  the  other   Assignment   Instruments,   the
Non-Competition Agreement, the License Agreement and the Limited Guaranty.

         6.7.  Title  Insurance.  Purchaser  shall  have  received  a final  or
               ----------------
"marked-up" policy of title insurance, insuring Purchaser's interest in the owned Real Property in the condition required hereunder.

         6.8. No Material Adverse Effect. Between the date of this Agreement and
              --------------------------
the Closing Date there shall not have occurred any damage to, or destruction of, any Purchased Asset including the Real Property, whether or not covered by insurance, which, in the aggregate, would have a material adverse effect on the Business or the Purchased Assets, nor shall there have occurred any event or

                                                             Page 27 of 44 Pages

condition which has had or may reasonably be expected to have a material adverse effect on the Business or the Purchased Assets. The failure to be awarded a contract pursuant to any bid submitted by the Seller shall not be deemed to be material.

         6.9.  Consent.  Consent  shall have been  obtained to the  transfer and
               -------
assignment of those Contracts and Commitments which are contracts for the manufacture and sale of buses as described in Schedule 6.9, unless, as to any
                                               ------------
such Contract and Commitment, Purchaser and Seller shall otherwise have made satisfactory arrangements for Purchaser to receive the benefits, rights, obligations and duties under such Contracts and Commitments in accordance with
Section 1.2(c)(i) hereof.


                                   ARTICLE 7.

                       CONDITIONS TO OBLIGATIONS OF SELLER
                       -----------------------------------

          The obligations of Seller hereunder to sell the Purchased Assets are subject to the fulfillment, at the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

         7.1. Representations and Warranties. The representations and warranties
              ------------------------------
made by Purchaser in this Agreement shall be true and correct in all material respects on the Closing Date.

         7.2. Performance.  Purchaser shall have performed and complied with, in
              -----------
all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Purchaser at the Closing.

         7.3. Officers' Certificate.  Purchaser shall have delivered to Seller a
              ---------------------
certificate, dated the Closing Date and executed on its behalf by appropriate officers of the Purchaser, substantially in the form and to the effect of
Exhibit 7.3 hereto.

         7.4. HSR Act. The waiting  period  imposed under the HSR Act shall have
              -------
expired or been terminated.

         7.5. Deliveries. Purchaser shall have paid to Seller the Purchase Price
              ----------
and delivered to Seller the Assumption Agreement.

         7.6.  Consent.  Consent  shall have been  obtained to the  transfer and
               -------
assignment of those Contracts and Commitments which are contracts for the manufacture and sale of buses as described in Schedule 6.9, unless, as to any
                                               ------------
such Contract and Commitment, Purchaser and Seller shall otherwise have made satisfactory arrangements for Purchaser to receive the benefits, rights, obligations and duties under such Contracts and Commitments in accordance with
Section 1.2(c)(i) hereof.

                                                             Page 28 of 44 Pages


                                   ARTICLE 8.

                                EMPLOYEE MATTERS
                               ------------------

         8.1.  Employees of the Business;  Termination.  All of the employees of
               ---------------------------------------
the Business, including but not limited to for this purpose, employees of the Business who are not in active employment status but who on the Closing Date have rights to return to employment under Seller's policies (such as employees on an approved medical or disability leave of absence, approved personal leave of absence or employees having recall rights pursuant to a written layoff policy, etc.), shall cease their employment with Seller as of the Closing Date. Purchaser shall have the right, but not the obligation, to offer employment with Purchaser to any one or more of such terminated employees of the Business on terms and conditions acceptable to Purchaser.

         8.2.  Employment Claims.
               -----------------

                  (a) Claims Filed For Seller's  Actions  Prior to Closing Date.
                      ---------------------------------------------------------
Seller shall be responsible and liable for any claim, complaint, charge or lawsuit which is filed before or after the Closing Date by (i) an individual who was employed by Seller prior to the Closing Date and (ii) alleges a violation of a federal, state, county, local or other governmental law, decree, ordinance or regulation which pertains to an act or event that occurred prior to the Closing Date and relates to employment or employment practices, including but not limited to any claim, complaint, charge or lawsuit relating to discrimination, harassment, unequal pay, handicap access, and whether brought pursuant to statute, in tort, contract or otherwise. Seller and Purchaser shall cooperate in good faith to develop strategies to deal with any such claims, complaints, charges or lawsuits which will minimize each party's potential exposure. Purchaser shall not consent to any settlement of nor concede any issue regarding such claims, complaints, charges or lawsuits which affects Seller without the prior written consent of Seller, which consent shall not be unreasonably withheld. In the event that any matters contemplated by Section 8.2(a) occur, Purchaser will provide Seller with any information, material or documents which Seller shall request as part of its defense.

                  (b) Claims  Filed For  Purchaser's  Actions  After the Closing
                      ----------------------------------------------------------
Date. Purchaser shall be responsible and liable for any claim, complaint, charge
----
or lawsuit which is filed after the Closing Date and alleges a violation of a federal, state, county, local or other governmental law, decree, ordinance or regulation which pertains to an act or event that occurred on or following the Closing Date and relates to employment or employment practices, including but not limited to claims of failure to hire from Seller. Seller and Purchaser shall cooperate in good faith to develop strategies to deal with any such claims, complaints, charges or lawsuits which will minimize each party's potential exposure. Seller shall not consent to any settlement of nor concede any issue regarding such claims, complaints, charges or lawsuits which affects Purchaser without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Seller shall not be liable to Purchaser for any employment actions taken or omitted to be taken by Purchaser, even if Purchaser is merely continuing in practices previously engaged in by Seller. In the event that any matters contemplated by Section 8.2(b) occur, Seller will provide Purchaser with any information, material or documents which Purchaser shall request as part of its defense.

                                                             Page 29 of 44 Pages


         8.3. Worker's  Compensation Claims and Worker's  Occupational  Diseases
              ------------------------------------------------------------------
Claim.  Seller shall be responsible  when it is adjudicated or  administratively
-----
determined liable for any claim which may be asserted by employees of the Business which arose under the worker's compensation or other applicable occupational disease and disablement statutes (or any similar statutes) and regulations thereof of the State of Michigan and is based on a reported injury sustained while employed by Seller. Purchaser shall be responsible when it is adjudicated or administratively determined liable for any claim which may be asserted by employees of the Business which arose under the worker's compensation or other applicable occupational disease and disablement statutes (or any similar statutes) and regulations thereof of the State of Michigan and is based on a reported injury sustained while employed by Purchaser.

         8.4. Severance. Purchaser shall not be responsible for severance pay to
              ---------
any employee of the Business who declines any offer of employment, upon comparable terms, job description and compensation as currently provided to such employee by Seller, that may be made by Purchaser. Purchaser shall be responsible for severance pay to any employee (other than the employees listed on Schedule 8.4 hereto) of the Business who declines any offer of employment,
   ------------
which is upon terms, job description and/or compensation less favorable than as currently provided to such employee by Seller, that may be made by Purchaser or who is not offered employment by Purchaser.

         8.5. Other Agreements,  Plans,  Understandings and Practice. Subject to
              ------------------------------------------------------
the provisions of Article 9, unless reflected on the Audited Closing Balance Sheet or otherwise specifically assumed by Purchaser in Section 1.3(a) hereof or in the above provisions of Article 8, Seller shall retain any and all obligations or liabilities with respect to any agreement, plan, understanding or practice of Seller which provided or promised a payment, benefit, contribution, prerequisite or service to any employee of the Business ("Employee Benefit Plans") while an employee of Seller and shall indemnify and hold Purchaser harmless from and against all claims related thereto with respect to any former employee of Seller who becomes an employee of Purchaser; and Purchaser shall indemnify and hold Seller harmless from and against any and all claims of employees, whether or not hired by Purchaser, related in any way to any matter specifically assumed by Purchaser in Article 8 hereof.

         8.6.  Termination or Layoffs.
               ----------------------

                  (a) With respect to the termination or layoff of any employee of the Business hired by Purchaser after the Closing Date, Purchaser will comply fully with the Worker Adjustment and Retraining Notification Act of 1988 ("WARN").

                  (b) Prior to the date hereof, Seller has terminated 30 employees, and Seller currently employs as of the date hereof 322 employees. Purchaser hereby represents and warrants that it shall hire a sufficient number of Seller's employees such that Seller shall not incur any WARN liability. In the event these representations are or become untrue or inaccurate, whether due to misrepresentation, change of circumstances or otherwise, Purchaser hereby assumes and agrees to pay any WARN liability caused by such inaccuracy and holds Seller harmless from all liability in connection therewith.

                                                             Page 30 of 44 Pages


                                   ARTICLE 9.

                            TERMINATION OF AGREEMENT

         9.1. Events of Termination.  This Agreement may be terminated,  and the
              ---------------------
transactions contemplated hereby may be abandoned, at any time prior to the Closing Date:

                  (a) by the mutual consent of the Seller and Purchaser;

                  (b) by Purchaser, if Seller breaches in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement;

                  (c) by Seller, if Purchaser breaches in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement or if Seller elects to exercise its right of termination pursuant to Section 1.3(a)(ii) hereof;

                  (d) by either Purchaser or Seller, if any of the conditions to Closing is not fulfilled (or waived by the party for whose benefit the conditions exist) on or prior to the Closing Date; provided that a party may not terminate this Agreement pursuant to this provision if such party is in material breach of any of its covenants or agreements contained in this Agreement; or

                  (e) by either Purchaser or Seller if the Closing has not occurred by February 16, 1998.

         9.2. Effect of Termination.  In the event that either party shall elect
              ---------------------
to terminate this Agreement pursuant to any provision contained herein expressly giving such party the right to terminate this Agreement, this Agreement shall forthwith terminate and have no further effect, and neither party shall have any further obligation or liability (except with respect to those provisions hereof which expressly survive any termination of this Agreement). Notwithstanding the foregoing, the termination of this Agreement pursuant to any provision hereof shall not relieve any party of any liability for a breach of any representation or warranty, or nonperformance of any covenant or obligation hereunder, and any such termination shall not be deemed to be a waiver of any available remedy, including specific performance, for any such breach or nonperformance.


                                   ARTICLE 10.

               SURVIVAL; NO OTHER REPRESENTATIONS; INDEMNIFICATION

         10.1.  Survival.   All  representations,   warranties,   covenants  and
                --------
agreements contained in this Agreement or in any document delivered pursuant hereto shall survive the Closing, and, as to all such representations, warranties, covenants and agreements contained in this Agreement, shall continue in full force and effect for a period of 18 months following the Closing Date (the "Survival Period"); provided that the Survival Period shall be extended automatically to include any time period necessary to resolve a specific claim

                                                             Page 31 of 44 Pages

for indemnification which was made before the expiration of the Survival Period but not resolved prior to its expiration; and provided further than any such extension shall apply only as to claims asserted and not so resolved within the Survival Period. Notwithstanding anything contained herein to the contrary, including the foregoing, the Survival Period shall not apply to Seller's obligations to indemnify Purchaser from any liability with regard to Excluded Liabilities or Purchaser's obligations to indemnify Seller from any liability with regard to Assumed Liabilities, and the indemnifications set forth in this Article to the extent they pertain thereto, which shall survive without temporal limitation.

         10.2.  Indemnification.
                ---------------

                  (a) Seller shall indemnify and hold harmless Purchaser, and its officers, directors, owners, employees, agents, representatives and Affiliates, from and against any and all Damages related to, caused by or arising from any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement by Seller, including any failure of Seller to fully pay or satisfy any of the Excluded Liabilities of Seller.

                  (b) Purchaser shall indemnify and hold harmless Seller, and its officers, directors, owners, employees, agents, representatives and Affiliates, from and against any and all Damages related to, caused by or arising from any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement by Purchaser and contained herein for which notice is given as provided in Section 10.4 hereof.

         10.3.  Limitations  on Seller's  Indemnification.  Seller  shall not be
                -----------------------------------------
liable and Purchaser agrees not to enforce any claim for indemnification under this Agreement until the aggregate amount of all such claims exceeds 2-1/2% of the cash portion of the Purchase Price (the "Threshold Amount"), and then Purchaser shall be entitled to recover only the amount of such claims in excess of the Threshold Amount. Purchaser shall provide Seller with written notice of all claims included in the Threshold Amount. The maximum aggregate liability of Seller for Damages of every kind and character arising under or in connection with this Agreement and the transactions contemplated hereby, including indemnification, shall be equal to the amount of the 50% of the cash portion of the Purchase Price. In determining the amount subject to any claim, if any, for indemnification against Seller hereunder, the amount of any insurance proceeds received by Purchaser shall be deducted from the amount of the required indemnification payments.

         10.4. Notice of Indemnification  Claim.  Following the assertion of any
               --------------------------------
claim by a third party or the occurrence of any event or the discovery of any facts or conditions which could reasonably be expected to give rise to a claim for indemnification from an indemnifying party (the "Indemnitor") under this
Article 10, an indemnified party (the "Indemnitee") shall within thirty days notify the Indemnitor in writing of such claim, setting forth in reasonable detail the specific facts and circumstances relating to such claim and the amount of Damages claimed (or an estimate thereof if the actual amount is not known or not capable of reasonable calculation) (an "Indemnification Notice"). A delay in giving notice shall only relieve the recipient of liability to the extent the recipient suffers actual prejudice because of the delay.

         10.5. Third Party Claims. If the facts or conditions giving rise to the
               ------------------
right of indemnification  under this Article 10 involve any actual or threatened

                                                             Page 32 of 44 Pages

claim or demand by a third party against Seller or Purchaser (a "Third Party Claim"), the Indemnitor shall have thirty (30) days following receipt of the Indemnification Notice in respect of such Third Party Claim to advise the Indemnitee whether the Indemnitor disputes or accepts, in whole or in part, its liability to the Indemnitee and/or whether the Indemnitor desires to defend the Indemnitee against such Third Party Claim. Assuming the Indemnitor is liable for any properly notified Third Party Claim, the Indemnitor shall have no obligation to the Indemnitee for legal fees incurred by the Indemnitee prior to or during such thirty day period in connection with such Third Party Claim other then minimum legal costs incurred to avoid a default judgment and/or to maintain the status quo. In the event the Indemnitor determines to accept the defense of any such Third Party Claim, the Indemnitee shall have the right to be represented by its own counsel, its participation to be subject to the reasonable direction of the Indemnitor, and the Indemnitee shall provide all requested waivers and authorities to permit the Indemnitor to defend such Third Party Claim. Where Indemnitee has accepted defense of a claim, Counsel selected by the Indemnitee to act on its behalf in the defense of a Third Party Claim shall be at the Indemnitee's sole cost and expense. If the Indemnitor fails to undertake the defense of or settle or pay any Third Party Claim within thirty (30) days following receipt of the Indemnification Notice in respect of such Third Party Claim, or if the Indemnitor, after having given notification to the Indemnitee that it intends to assume the defense, fails within thirty (30) days from its receipt of the Indemnification Notice to defend, settle or pay such Third Party Claim, then the Indemnitee may take any and all necessary actions to dispose of the Third Party Claim including the settlement or full payment thereof upon such terms as it shall deem appropriate, in its sole discretion. Notwithstanding the foregoing, the Indemnitee shall have the right to employ separate counsel in any such claim or proceeding and the fees and expenses of such counsel shall be at the expense of such Indemnitor if: (i) the Indemnitor has failed to promptly assume the defense and employ counsel or (ii) the named parties to any such claim or proceeding (including any impleaded parties) include such Indemnitee and any of the Indemnitors, and such Indemnitee shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to any of the Indemnitors;
provided, however that the Indemnitors shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any claim or proceeding.

         10.6. Other Indemnification  Claims. Except for Third Party Claims, the
               -----------------------------
Indemnitor shall have twenty (20) days to advise the Indemnitee of whether it disputes or accepts liability to the indemnitee for all other indemnification claims that are the subject of an Indemnification Notice delivered to the Indemnitor as provided in Section 10.4 above.

         10.7.  Reimbursement.  At the  time the  amount  of  Damages  suffered,
                -------------
incurred or sustained by the Indemnitee is determined (which in the case of payment of any judgment shall be the earlier of (i) the date of such payment or
(ii) the date that a court of competent jurisdiction shall enter a final judgment, order or decree (after exhaustion of appeal rights) establishing such Damages), the Indemnitor shall, within thirty (30) days from receipt of written notice from the Indemnitee, pay to the Indemnitee the amount of the Damages associated with such indemnification claim. The obligation of the Indemnitor to pay for reasonable legal fees and costs associated with a Third Party Claim for which Indemnitor admits liability and which the Indemnitee is defending shall be

                                                             Page 33 of 44 Pages

satisfied within thirty (30) days of the Indemnitor's receipt of an invoice therefor accompanied by documents from the third party submitting the expense or proof of payment by the Indemnitee.

         10.8.   No   Other   Representations;    Limitations   on   Breach   of
                 ---------------------------------------------------------------
Representations and Warranties.
------------------------------

                   (a) Notwithstanding anything to the contrary contained in this Agreement, Purchaser acknowledges and agrees that Seller is making no representations or warranties whatsoever, express or implied, with respect to the Purchased Assets or the Business, the transactions contemplated hereby or under the Related Agreements or any matter related thereto, except that Seller has made the representations and warranties contained in Article 2 and Article 8 hereof. Subject to such representations and warranties, it is understood that Purchaser takes the Business and the Purchased Assets on an "as is" and "where is" basis.

                   (b) Notwithstanding anything to the contrary contained herein, it is the explicit intent of each party hereto that Purchaser shall have no indemnification claim under this Agreement and the Related Agreements, and no other remedy shall be had in contract, tort or otherwise, for any individual claim, or any series or group of related claims, insofar as a Purchaser had actual knowledge of facts or conditions on or prior to the Closing Date that would or could be reasonably likely to cause or constitute a breach of Seller's representations, warranties or covenants contained herein and would give rise to an indemnification claim under this Article 10 in respect of any such breach (an "Excluded Indemnification Claim"). Purchaser hereby agrees and expressly waives any right or entitlement to indemnification under this Article 10 and any other remedy in contract, tort or otherwise, in respect of any Excluded Indemnification Claim.

         10.9.  Limited  Guaranty.  Seller  shall  cause its  corporate  parent,
                -----------------
Champion Enterprises, Inc., to execute and deliver at the time of Closing, a guaranty of payment ("Limited Guaranty") of the Seller's indemnification obligations arising under Article 10 hereunder, limited in all events to maximum aggregate amount of 50% of the cash portion of the Purchase Price. The Limited Guaranty shall be in the form of Exhibit 10.9 attached hereto.


                                   ARTICLE 11.

                                   DEFINITIONS

         11.1.  Definitions.

                  (a) Defined Terms.  As used in this  Agreement,  the following
                      -------------
defined terms have the meanings indicated below:

         "Accounts  Receivable"  has  the  meaning  ascribed  to it  in  Section
          --------------------
1.2(a)(i).

         "Actions  or   Proceedings"   means  any  action,   suit,   proceeding,
          -------------------------
arbitration or Governmental or Regulatory Authority investigation.

                                                             Page 34 of 44 Pages


         "Affiliate,"  of a given  Person,  means any Person that  directly,  or
          ---------
indirectly through one of more intermediaries, controls or is controlled by or is under common control with such given Person. For purposes of this definition, "control" of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by Contract or otherwise.

         "Agreement"  means this Asset  Purchase  Agreement,  together  with the
          ---------
Schedules and Exhibits hereto.

         "Assignment Instruments" has the meaning ascribed to it in Section 1.5.
          ----------------------

         "Assumed Liabilities" has the meaning ascribed to it in Section 1.3(a).
          -------------------

         "Assumption Agreement" has the meaning ascribed to it in Section 1.5.
          --------------------

         "Assumption Instruments" has the meaning ascribed to it in Section 1.5.
          ----------------------

         "Business"  has the  meaning  ascribed  to it in the  forepart  of this
          --------
Agreement.

         "Books  and  Records"  has  the  meaning  ascribed  to  it  in  Section
          -------------------
1.2(b)(vii).

         "Business  Day" means a day other than  Saturday,  Sunday or any day on
          -------------
which banks located in the State of Michigan are authorized or obligated to close.

         "Closing" means the closing of the transactions contemplated by Section
          -------
1.5.

         "Closing Adjustment" has the meaning ascribed to it in Section 1.4(b).
          ------------------

         "Closing Date" has the meaning ascribed to it in Section 1.5.
          ------------

         "COBRA" means the  Consolidated  Omnibus Budget  Reconciliation  Act of
          -----
1986.

         "Code" means the Internal  Revenue  Code of 1986,  as amended,  and the
          ----
rules and regulations promulgated thereunder.

         "Condition  of  the  Business"  means  the  overall  business  and  the
          ----------------------------
financial condition and results of operations of the Business, taken as a whole.

         "Contract"  means  any  oral  or  written  agreement,  lease,  license,
          --------
evidence of Indebtedness, mortgage, indenture, security agreement, or other contract, instrument or arrangement to which a Seller is a party and which is utilized solely in the conduct of the Business.

         "Contracts and  Commitments"  has the meaning ascribed to it in Section
          --------------------------
1.2(a)(v).

         "Damages"  means  the  net  amount,   after  taking  into  account  all
          -------
recoveries and all tax benefit  effects,  of all liabilities,  damages,  losses,

                                                             Page 35 of 44 Pages

penalties, fines, assessments, claims, costs and expenses including interest, amounts paid in settlement, court costs, reasonable attorneys' fees, and consultants' and experts' fees.

         "Employee Benefit Plans" has the meaning ascribed to it in Section 8.5.
          ----------------------

         "Encumbrance" has the meaning ascribed to it in Section 2.6.
          -----------

         "Environmental Laws" has the meaning ascribed to it in Section 1.3(b).
          ------------------

         "Environmental  Liabilities"  has the meaning ascribed to it in Section
          --------------------------
1.3(b).

         "Equipment   Leases"  has  the  meaning   ascribed  to  it  in  Section
          ------------------
1.3(a)(iv).

         "ERISA" means the Employee  Retirement  Income Security Act of 1974, as
          -----
amended, and the rules and regulations promulgated thereunder.

         "Excluded Assets" has the meaning ascribed to it in Section 1.2(b).
          ---------------

         "Excluded  Indemnification  Claim" has the  meaning  ascribed  to it in
          --------------------------------
Section 10.9(b).

         "Excluded  Inventory"  has  the  meaning  ascribed  to  it  in  Section
          -------------------
1.2(b)(ii).

         "Excluded  Intellectual  Property"  has the  meaning  ascribed to it in
          --------------------------------
Section 1.2(b)(iii).

         "Excluded  Liabilities"  has  the  meaning  ascribed  to it in  Section
          ---------------------
1.3(b).

         "GAAP" means generally accepted accounting principles.
          ----

         "General Assignment" has the meaning ascribed to it in Section 1.5.
          ------------------

         "Governmental  or  Regulatory  Authority"  means any  court,  tribunal,
          ---------------------------------------
arbitrator, authority, agency, commission, official or other instrumentality of any country or multinational organization, or any state, county, city or other political subdivision.

         "HSR Act" has the meaning ascribed to it in Section 2.3.
          -------

         "Hold Back Amount" has the meaning ascribed to it in Section 1.4(a).
          ----------------

         "Indebtedness" means all obligations of a given Person (a) for borrowed
          ------------
money or (b) in the nature of the guarantees of the obligations described in clause (a) of any other Person.

         "Indemnification  Notice"  has the  meaning  ascribed  to it in Section
          -----------------------
10.4.


         "Indemnitee"  means  any  Person  claiming  indemnification  under  any
          ----------
provision of Article 10.

                                                             Page 36 of 44 Pages


         "Indemnitor"   means,  with  respect  to  a  given  claim  of  a  given
          ----------
Indemnitee, the Person against which such claim for indemnification is being asserted.

         "Intellectual  Property"  means all  trademarks  and trademark  rights,
          ----------------------
trade names and trade name rights, service marks and service mark rights, copyrights and copyright rights, trade dress, patents, trade secrets, and all pending applications for and registrations of copyrights, all product designs, licenses, franchises, memberships, permits, trade secrets, inventions, "know how," common law rights, privileges and general intangibles and all goodwill relating to any of the foregoing held or used by the Seller solely in the conduct of the Business.

         "Inventory" has the meaning ascribed to it in Section 1.2(a)(ii).
          ---------

         "Knowledge of Seller" means the actual  knowledge of the Persons listed
          -------------------
on Schedule 11.1(a)-1 annexed hereto.

         "Knowledge  of  Purchaser"  means the actual  knowledge  of the Persons
          ------------------------
listed on Schedule 11.1(a)-2 annexed hereto.

         "Laws"  means  all  material  laws,   statutes,   rules,   regulations,
          ----
ordinances and other pronouncements having the effect of law in any jurisdiction or multinational organization or any state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

         "Liability" or "Liabilities" means any or all Indebtedness, obligations
          ---------      -----------
and other liabilities of a Person (whether known or unknown, whether absolute, accrued, contingent, fixed or otherwise, and whether due or to become due).

         "Licenses"  means all  licenses,  permits,  certificates  of authority,
          --------
authorizations,   approvals,  registrations,  franchises  and  similar  consents granted or issued by any Governmental or Regulatory Authority.

         "Liens"  means  any  debt,  mortgage,  pledge,   assessment,   security
          -----
interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

         "Order" means any writ, judgment,  decree,  injunction or similar order
          -----
of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

         "Permitted Encumbrances" has the meaning ascribed to it in Section 2.7.
          ----------------------

         "Person" means any natural person,  corporation,  general  partnership,
          ------
limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

         "Pre-Closing  Tax Period"  means any Tax period ending on or before the
          -----------------------
close of business on the Closing Date and, with respect to any Tax period that commences before but ends after the Closing Date, the portion of such period up to the close of business on the Closing Date.

                                                             Page 37 of 44 Pages



         "Purchase Price" has the meaning ascribed to it in Section 1.4(a).
          --------------

         "Purchase  Price  Estimate"  has the meaning  ascribed to it in Section
          -------------------------
1.4(a).

         "Purchased Assets" has the meaning ascribed to it in Section 1.2(a).
          ----------------

         "Purchaser"  has the  meaning  ascribed  to it in the  forepart of this
          ---------
Agreement.

         "Real Property"  means all real property listed on Schedule  1.2(a)(vi)
          -------------
annexed hereto owned in fee simple by Seller and all plants, offices, manufacturing or remanufacturing facilities, warehouses, buildings, structures and improvements located thereon, and all mineral rights, oil wells, leases and rentals with respect thereto.

         "Related  Agreement"  means all  agreements,  contracts,  certificates,
          ------------------
instruments or other documents required to executed and/or delivered pursuant to or in connection with this Agreement by any Person.

         "RV Business" has the meaning ascribed to it in Section 1.3(b).
          -----------

         "RV Liabilities" has the meaning ascribed to it in Section 1.3(b).
          --------------

         "Seller"  has  the  meaning  ascribed  to it in the  forepart  of  this
          ------
Agreement.

         "Seller Savings Plan" has the meaning ascribed to it in Section 8.1(b).
          -------------------

         "Seller  Welfare  Benefit  Plans"  has the  meaning  ascribed  to it in
          -------------------------------
Section 8.1(c).

         "Survival Period" has the meaning ascribed to it in Section 10.1.
          ---------------

         "Tangible  Personal Property" has the meaning ascribed to it in Section
          ---------------------------
1.2(a)(iv).

         "Tax Returns" means a report,  return or other  information  (including
          -----------
any amendments) required to be supplied to any Governmental Authority with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities.

         "Taxes"  means any federal,  state,  county,  local or foreign  income,
          -----
gross receipts, franchise, sales, use, excise, gains, value added, withholding, employment, payroll, social security, property and all other taxes of any nature, fees, levies, duties, assessments, deficiencies or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any Taxes.

         "Third Party Claim" has the meaning ascribed to it in Section 10.5.
          -----------------

         "Threshold Amount" has the meaning ascribed to it in Section 10.3.
          ----------------

         "WARN" has the meaning ascribed to it in Section 8.6(a).
          ----

                                                             Page 38 of 44 Pages



         "Warranty Deed" has the meaning ascribed to it in Section 1.5.
          -------------

                  (b)  Construction  of Certain  Terms and  Phrases.  Unless the
                       --------------------------------------------
context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article," "Section," "clause" or "subclause" refer to the specified Article, Section, clause or subclause of this Agreement; and (v) the phrase "ordinary course of business" of a Person refers to the business of such Person. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. Any representation or warranty contained herein as to the enforceability of a Contract shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).


                                   ARTICLE 12.

                                  MISCELLANEOUS

         12.1. Notices. All notices, consents, requests and other communications
               -------
hereunder must be in writing and shall be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to Purchaser, to:

                  Thor Industries, Inc.
                  419 W. Pike Street
                  Jackson Center, Ohio  45334
                  Facsimile No.: (937) 596-6539
                  Attn:  President and Chief Executive Officer

                  with a copy to:

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  590 Madison Avenue
                  New York, New York  10022
                  Facsimile No.: (212) 872-1002
                  Attn:  Alan Siegel, Esq.

                                                             Page 39 of 44 Pages


                  If to Seller, to:

                  Champion Motor Coach, Inc.
                  c/o Champion Enterprises, Inc.
                  2701 University Drive, Suite 320
                  Auburn Hills, Michigan 48326-2566
                  Facsimile No.: (248) 340-9345
                  Attn:  President and Chief Executive Officer

                  with a copy to:

                  Miller, Canfield, Paddock and Stone, P.L.C.
                  1400 North Woodward, Suite 100
                  Bloomfield Hills, Michigan  48304
                  Facsimile No.: (248) 258-3036
                  Attn:  Ronald H. Riback, Esq.

All such notices, requests and other communications shall (a) if delivered personally to the address as provided in this Section 12.1, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section 12.1, be deemed given upon receipt, and (c) if delivered by mail in the manner described above to the address as provided in this Section 12.1 be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 12.1). Any party hereto from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         12.2. Bulk Sales Act. Purchaser hereby waives any requirement to comply
               --------------
with the bulk sales act or comparable statutory provisions of each applicable jurisdiction and indemnifies Seller from any claims upon Assumed Liabilities arising on account of such noncompliance.

         12.3.  Entire  Agreement.  This  Agreement  and the Related  Agreements
                -----------------
supersede all prior discussions and agreements between or among the parties hereto with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

         12.4.  Expenses.   Except  as  otherwise  expressly  provided  in  this
                --------
Agreement, whether or not the transactions contemplated hereby are consummated, each party hereto shall pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby.

         12.5.  Waiver. Any term or condition of this Agreement may be waived at
                ------
any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other

                                                             Page 40 of 44 Pages


term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, shall be cumulative and not alternative.

         12.6.  Amendment.  This  Agreement  may  be  amended,  supplemented  or
                ---------
modified only by a written instrument duly executed by or on behalf of each party hereto.

         12.7.  No Third Party  Beneficiary.  The terms and  provisions  of this
                ---------------------------
Agreement are intended solely for the benefit of the parties hereto and their respective successors or permitted assigns, and it is not the intention of the parties hereto to confer third party beneficiary rights upon any other Person.

         12.8.  No Assignment  Binding  Effect.  Neither this  Agreement nor any
                ------------------------------
right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto, and any attempt to do so shall be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, the Purchaser shall have the right to assign its rights and obligations under this Agreement to any wholly-owned subsidiary of Purchaser, provided that such assignment shall not relieve Purchaser of any obligations hereunder and provided, further, that with respect to any obligations of Purchaser hereunder to be performed on or after the Closing Date (including execution and delivery of the Assumption Agreement), such obligations shall be performed by such subsidiary and Purchaser shall provide a guaranty of such subsidiary's obligations.

         12.9.  Heading.  The headings used in this Agreement have been inserted
                -------
for convenience of reference only and do not define or limit the provisions hereof.

         12.10.  Invalid Provisions.  If any provision of this Agreement is held
                 ------------------
to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement shall not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         12.11. Governing Law. This Agreement shall be governed by and construed
                -------------
in accordance with the Laws of the State of Michigan to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

         12.12.  Schedules and  Exhibits.  Disclosure of any fact or item in any
                 -----------------------
Schedule or Exhibit hereto referenced by a particular Section shall, should the existence of the fact or item or its contents be relevant to any other Section, be deemed to be disclosed with respect to such other Section whether or not an explicit cross-reference appears. All schedules shall be updated as of the Closing. The Schedules hereto shall, for all purposes be deemed to mean and refer to the Schedules hereto, as amended and supplemented by such updated Schedules.

                                                             Page 41 of 44 Pages


         12.13.  Counterparts.  This  Agreement may be executed in any number of
                 ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.14. Public Announcements: Confidentiality. Except as required by law
                -------------------------------------
or governmental regulation, or the rules of the New York Stock Exchange, all announcements relating to this Agreement or the negotiations relating to it or transactions contemplated in it, including announcements to employees, will be made only as may be agreed upon jointly by representatives designated by the parties. Until the Closing Purchaser agree to keep, and to cause their respective representatives, lenders and others to keep, all information pertaining to Seller and Seller's Business strictly confidential, except as required by law.

         12.15. Name of Seller.  Immediately after the Closing, the Seller shall
                --------------
change its name to another name not confusingly similar to its present name, and discontinue any assumed name certificates, and shall take all other action as may be required to permit Buyer, subject to the terms of the License Agreement, to file an assumed name certificate as to the name "Champion Motor Coach" or "Champion Bus".



                  (Remainder of page intentionally left blank)

                                                             Page 42 of 44 Pages



         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.


                                   CHAMPION MOTOR COACH, INC.


                                   By:  /S/ JACQUELINE DOUT
                                        ---------------------------------------
                                        Name:     JACQUELINE DOUT
                                        Title:    VICE PRESIDENT OF FINANCE


                                   THOR INDUSTRIES, INC.


                                   By:  /S/ PETER B. ORTHWEIN
                                        ---------------------------------------
                                        Name:     PETER B. ORTHWEIN
                                        Title:    VICE PRESIDENT, TREASURER
                                                  AND DIRECTOR